Exhibit 10.1

                                   Addendum to
                              Consulting Agreement


     This Addendum to Consulting Agreement is entered into effective June 19, 2002 by and between Humatech, Inc. (the "Company") and David Caney (the "Consultant").

     WHEREAS, the Company and Consultant are parties to a Consulting Agreement dated November 16, 2001 (the "November Agreement");

     WHEREAS, Consultant has provided additional services under the November Agreement, and the Company desires to compensate him accordingly;

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

     1. Section 5 of the November Agreement shall be modified to include, in addition to any consideration set forth in the November Agreement, the following consideration:

     Consultant shall receive 500,000 shares of Company common stock, issued without restrictive legend pursuant to the terms of the Humatech, Inc. 2002 Omnibus Securities Plan.

     2.The remainder of the terms and conditions of the November Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.


Humatech, Inc.,
an Illinois corporation

 /s/ David Williams                                       /s/ David Caney
-----------------------                                  -----------------------
By:  David Williams                                      By: David Caney
Its: President                                           Consultant